Exhibit 99

Report of Independent Registered Public Accounting Firm

The Board of Directors
First Midwest Bancorp, Inc.:

We have reviewed the accompanying Consolidated Statements of Condition of First Midwest Bancorp, Inc. and subsidiaries as of June 30, 2004, the related Consolidated Statements of Income for the quarters and six months ended June 30, 2004 and 2003, and the Consolidated Statements of Cash Flows and Consolidated Statements of Changes in Stockholders' Equity for the six months ended June 30, 2004 and 2003. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Consolidated Statement of Condition of First Midwest Bancorp, Inc. as of December 31, 2003, and the related Consolidated Statements of Income, Stockholders' Equity, and Cash Flows for the year then ended (not presented herein); and in our report dated January 20, 2004, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying Consolidated Statement of Condition as of December 31, 2003, is fairly stated, in all material respects, in relation to the Consolidated Statement of Condition from which it has been derived.

/s/ Ernst & Young LLP

Chicago, Illinois
July 20, 2004